Exhibit 21.1

Subsidiaries of the Registrant:

1. NetThruster, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

2. MLN, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

3. Gohealth.MD, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

4. BioEnergy Applied Technologies, Inc.
Nevada Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

5. Eye Care Centers International, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

6. TTII Oil & Gas, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

7. GoHealthMD, Inc. Nano Pharmaceuticals, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011

8. TTI Strategic Acquisitions & Equity Group, Inc.
Delaware Corporation
511 Sixth Avenue, Suite 800
New York, NY 10011